UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

COVID-19 PANDEMIC

As result of the global outbreak of the COVID-19 virus, the Company evaluated its ongoing effort to prepare and file its Annual Report on Form 10-K for the fiscal year ended January 31, 2020. The Company’s officer and independent professionals who assist the Company are and have been unable to conduct work required to prepare our financial report for the year ended January 31, 2020. As a result, the Company expects to be unable to compile and review certain information required in order to permit the Company to file a timely and accurate Annual Report on Form 10-K for its year ended January 31, 2020, by the prescribed date due to circumstances related to COVID-19.

On March 4, 2020, the Securities and Exchange Commission (the "SEC") issued an Order under Section 36 (Release No. 34- 88318) of the Securities Exchange Act of 1934 ("Exchange Act") granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the "Order"). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any flings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the fling of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied. The Company is relying on this Order for filing of this Form 8-K on April 20, 2020 and expects to file its Annual Report on Form 10-K approximately 45 days after April 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer